Exhibit 10.86

PROMISSORY NOTE

U.S. $175,000.00	Bound Brook, New Jersey
October___, 2014

FOR VALUE RECEIVED, the undersigned (hereinafter referred to as "Borrower" or "Maker") promises to pay to the order of JAMES R. SOLAKIAN (hereinafter referred to as "Payee" or “Lender”); Payee or Lender, together with any subsequent holders hereof, (hereinafter collectively referred to as "Holder" or “Note Holder”) at Lender's address at 654 N. Meadow Drive, Bound Brook, New Jersey 08805, or at such other place as Holder shall designate from time to time, the principal sum of ONE HUNDRED SEVENTY FIVE THOUSAND ($175,000.00) U.S. DOLLARS, representing the proceeds of a Commercial Loan made and disbursed, or to be made and disbursed, in accordance with the terms and provisions of a TERM SHEET and all interest and fees due on this Note (computed on the basis of 365 days and charged on the actual number of days elapsed) as set forth herein:

1.             PURPOSE OF LOAN AND NOTE. This Note evidences a Commercial Term Loan in the amount of exactly ONE HUNDRED SEVENTY FIVE THOUSAND ($175,000.00) U.S. DOLLARS (hereinafter referred to as “the Loan” or “this Loan” or “Term Loan”), made to be used for Borrower’s business purposes. The following documents and instruments evidencing or securing or concerning the Loan are collectively called the “Loan Documents”:

A.	The TERM SHEET.

B.	The COMMERCIAL LOAN AND SECURITY AGREEMENT.

C.	This PROMISSORY NOTE.

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D.

COLLATERAL: Assignment Letter to Lender of up to $250,000.00 from the proceeds of the sale of the Maker’s 2014 NJ Technology Business Certificate. The Board of Directors of the Corporation has approved and duly notified New Jersey Tax Transfer Corporation to withhold an additional $250,000.00 in escrow until 90 days from the full repayment of this $175,000.00 loan to James R. Solakian from the $1,300,000.00 anticipated proceeds from the 2014 New Jersey Technology Business Tax Certificate.

E.	PERSONAL GUARANTY: Michael D. Francis will provide a personal guaranty and a certified financial statement which are to be incorporated into the Loan Documents and provide at closing to the Lender.

F.	Corporate Resolution Authorizing: (1) the Loan; (2) the execution of all of the Loan Documents by the Corporation; (3) the Collateral consisting of the Assignment including direct payment of up to $250,000.00 from the proceeds of the sale of the 2014 NJ Technology Business Tax Certificate to Lender, and (4) the applicable Representations and Warranties and the Indemnity.

G.

Corporate Warranty that: (1) the Collateral is fully assignable free and clear of all liens and/or claims; (2) there is no pending material litigation against the Borrower, including its Divisions and Subsidiaries, if any; and (3) the Corporation will indemnity and hold harmless the Lender as to any and all claims asserted against: (a) the Collateral; and/or (b) the Lender concerning the Loan and/or the assignment of the Collateral.

H.	The CERTIFICATION OF BUSINESS PURPOSE OF BORROWER

I.	The COMPLIANCE AGREEMENT of BioNeutral Group, Inc.

The terms of each of the Loan Documents are specifically incorporated herein by reference and made a part hereof. In addition, the terms of each of the Loan Documents are specifically incorporated by reference into and made a part of each of the other Loan Documents.

2.            TERM OF LOAN. This Note shall be due and payable the sooner of May 5, 2015 (hereinafter referred to as the "Maturity Date") or upon the "Collateral Payment Date" (as defined herein).

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As used herein the term “Collateral Payment Date” means the date that the Company receives the proceeds from the sale of the Maker’s 2014 NJ Technology Business Certificate proceeds (the “Collateral”) has been assigned to the Lender.

3.             INTEREST RATE. The Maker shall pay the Lender interest on the unpaid principal balance of the Term Loan from the date of this Note until the Maturity Date or the Collateral Payment Date at the rate of twenty (20%) percent per year. Interest will be calculated on the basis of a year of 365 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

Upon the happening of any Event of Default as provided for in this Note, or on May 5, 2015 (the “Maturity Date”), or on the Collateral Payment Date, the entire amount of interest, principal and any other sums due under this Note shall become due and payable immediately and interest shall accrue thereafter at a rate of interest equal to twenty (20%) percent per annum (the "Default Rate"). Interest will be calculated on the basis of a year of 365 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

4.             PAYMENTS OF PRINCIPAL AND INTEREST. All of the principal, together with any interest and any other charges owed under this Note are payable in full on the Maturity Date or the Collateral Payment Date, whichever occurs first. Interest will be charged on unpaid principal until the full amount of principal has been paid. Any payment hereunder received by Holder, other than a partial prepayment of principal and interest due hereunder, shall be applied first to satisfaction of all costs of collection (if Maker is delinquent in its payments hereunder), then to payment of non-interest and non-principal amounts payable pursuant to this Note, then to all accrued but unpaid interest on the outstanding principal balance hereof, and then to reduction of the principal amount hereof.

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All payments will be made at 654 N. Meadow Drive, Bound Brook, New Jersey 08805 or at a different place if required by the Holder.

5.             LATE CHARGE. Maker shall pay Holder a late charge equal to five (5.00%) percent of any amount not paid within seven (7) days after said amount is due, not as a penalty, but as liquidated damages to Holder for such late payment. Holder shall have no obligation to accept any late payment not accompanied by the late charge. The purpose of the Late Charge to reimburse the Lender for the extra expense involved in handling delinquent payments. The Maker acknowledges that: (a) the Late Charge is a material inducement to the Lender to make the Loan; (b) the Lender would not have made the Loan in the absence of the agreement of the Maker to pay the Late Charge; (c) such Late Charge represents compensation to the Lender for the increased risk to the Lender that this Note will not be repaid by the Maker; and (d) the Late Charge is not a penalty and represents a reasonable estimate of (i) the cost to the Lender in allocating Lender’s resources (both personal and financial) to the ongoing review, monitoring, administration and collection of this Note and (ii) compensation to the Lender for losses resulting from the Maker's default that are difficult to ascertain.

6.             PREPAYMENT PRIVILEGE. Maker has the right to make full payment of the principal or interest or charges at any time before it is due without paying any prepayment charge. When Maker makes full prepayment, Maker will tell the Note Holder in writing that Maker is doing so.

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7.             COLLATERAL. As consideration to the Lender by the Borrower for this Loan, an ASSIGNMENT of up to $250,000.00 from the approximate amount of $1,300,000.00 proceeds from the sale of the Maker’s 2014 NJ Technology Business Certificate sale (the “Collateral”). In addition to the "Collateral", the Board of Directors of the Corporation has approved and duly notified New Jersey Tax Transfer Corporation to withhold an additional $100,000.00 in escrow until 90 days from the full repayment of this $175,000.00 loan to James R. Solakian from the $1,300,000.00 anticipated proceeds from the 2014 New Jersey Technology Business Tax Certificate. The indebtedness evidenced by this Note and the obligations created hereby are secured by this ASSIGNMENT. All of the terms of said Assignment are specifically incorporated by reference into this Note and made a part of this Note. It is the intent of the parties that all amounts due and payable on this Loan be paid from the sale of the Maker's 2014 NJ Technology Business Certificate and will be the principal source of repayment of the Note. In the event that this payment is delayed past May 5, 2015, the Personal Guaranty provide by Michael D. Francis will be the secondary source of full repayment, if not otherwise paid by the Maker.

                The Maker acknowledges that: (a) the providing of the Collateral as security by such assignment by Maker is the material inducement to the Lender to make the Loan; and (b) the Lender would not have made the Loan in the absence of the Collateral and Assignment and the Personal Guaranty of Michael D. Francis.

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8.             ADDITIONAL COLLATERAL. None

9.             DEFAULT. The Maker shall be in default under this Note upon the occurrence of any of the following events (each an "Event of Default"):

(a)	If Maker fails to pay within 7 days of the due date amounts payable hereunder; or

(b)	If Maker fails to perform or breaches any covenant, agreement or undertaking in or otherwise commits a default under this Note or any Loan Documents, or the assignment of the Collateral for this Note, or in or under any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by same; or

(c)	If any of the representations or warranties or assurances made or given by the Maker in this Note or any Loan Documents, or the assignment of the Collateral, or in or under any other document, instrument, or Agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by same are false or untrue or misrepresented, in whole or in part; or

(d)	If any lien is placed on or any claim make against the Collateral for this Note; or

(e)	The ownership or any part of the ownership of the Collateral for this Note is sold or transferred or changed for any reason; or

(f)	(i) The Borrower shall be dissolved or shall become bankrupt or shall cease paying its debts generally as they mature or shall make an assignment for the benefit of creditors; (ii) a trustee, receiver or liquidator shall be appointed for the Borrower or for a substantial part of the property of the Borrower or any Guarantor; (iii) bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower under the laws of any jurisdiction (other than any involuntary proceedings which are instituted against the Borrower without their acquiescence, and which are dismissed of record within forty-five (45) days following the institution thereof); (iv) the Borrower shall convene or hold a meeting with its creditors to compromise or make similar arrangements with respect to its Indebtedness to such creditors; or (v) the Borrower or their respective directors, stockholders, officers or agents shall take any action to effect or commence any of the foregoing or with respect to any of the foregoing.

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Upon the happening of any Event of Default, or on the Maturity Date, or on the Collateral Payment Date, the entire amount of interest, principal and any other sums due under this Note shall become due and payable immediately and interest shall accrue thereafter at a rate of interest equal to twenty (20%) percent per annum (the "Default Rate"). The Default Rate shall apply, without notice, immediately upon the occurrence of any Event of Default, or on the Maturity Date, or on the Collateral Payment Date, whichever occurs first, and shall continue thereafter until all sums then due and payable under this Note are paid in full. The Maker acknowledges that:(a) the Default Rate is a material inducement to the Lender to make the Loan; (b) the Lender would not have made the Loan in the absence of the Agreement of the Maker to pay the Default Rate upon the occurrence of any Event of Default; (c) such Default Rate represents compensation to the Lender for the increased risk to the Lender that his Note will not be repaid by the Maker; and (d) the Default Rate is not a penalty and represents a reasonable estimate of (i) the cost to the Lender in allocating its resources (both personal and financial) to the ongoing review, monitoring, administration and collection of this Note and (ii) compensation to the Lender for losses resulting from the Maker's default that are difficult to ascertain.

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Upon and following an Event of Default or the Maturity Date or the Collateral Payment Date, the Lender may proceed to protect and enforce the Lender's rights under this Note, the Assignment, the Loan Documents, and any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby. In addition to and not in limitation of, under applicable law, the Lender may proceed by action at law, in equity, or other appropriate proceedings, including, without limitation, an action for specific performance to enforce or aid in the enforcement of any provision contained herein and in the Assignment, in the Loan Documents, and any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby. All of such rights and remedies shall be cumulative. Maker shall pay all costs of collection of any and all sums due and owing hereunder and not paid, including without limitation, court costs and reasonable attorney's fees in connection with the collection of any sums. The Lender does not give up its rights upon an Event of Default as a result of any delay in declaring or failing to declare an Event of Default.

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The Maker acknowledges and agrees that if more than one person or entity or combination of the two are collectively referred to as “Maker” or “Borrower”, then any default or event of default pursuant to any Loan Document caused by any one of them shall be deemed a default or event of default by all of them.

10.           WAIVER. Presentation for payment, demand, protest, notice of demand, notice of dishonor, notice of nonpayment and right to trial by jury are hereby waived by the undersigned, except as expressly provided to the contrary herein.

11.           FORBEARANCE. Holder shall not be deemed to have waived any of Holder's rights or remedies under this Note unless such waiver is express and in writing signed by Holder, and no delay or omission by Holder in exercising any of Holder's rights hereunder or at law or in equity, including, without limitation, Holder's right, after any default by the Maker, to declare the entire indebtedness evidenced hereby immediately due and payable (if acceleration is not automatic), shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all of such rights. A waiver of any such right in writing on one occasion shall not be construed as a waiver of Holder's right to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to Maker, and no exercise of any right by Holder shall constitute or be deemed to constitute an election of remedies by Holder precluding the subsequent exercise by Holder of any or all of the rights, powers and remedies available to it hereunder, under this Note or under any of the Loan Documents or under any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby, or at law or in equity. No extension of the time for the payment of this Note, or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing.

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12.           APPLICABLE LAW AND CONSENT TO JURISDICTION. This Note is made and delivered in, and shall be governed by, enforced under and interpreted in accordance with the laws of the State of New Jersey. The Maker hereby submits to the exclusive jurisdiction of the courts of the State of New Jersey located in Hunterdon County in respect of the interpretation and enforcement of the provisions of this Note and of the Assignment and of any of the Loan Documents and of any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by this Note, and hereby waives and agrees not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Note and/or the Assignment and/or any of the Loan Documents and/or any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by this Note that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that its property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, suit or proceeding is improper.

13.           NO JURY TRIAL. In any litigation relating to this Note or the Assignment given as security for this Note or any of the Loan Documents or any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced hereby, the Lender and Borrower as Maker hereby waive their right to trial by jury. The parties acknowledge that they have consulted with their respective counsel specifically on the ramifications of waiving the right to request trial by jury prior to agreeing to this provision.

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14.          INDEMNIFICATION BY MAKER. The Maker shall indemnify and hold harmless the Lender and the Lender’s Representatives from and against any liability, loss, claim, demand, damage, expense (including costs of investigation and defense and counsel fees and expenses) or diminution in value, arising from or in connection with: (i) any breach of any representation or warranty of the Maker made or contained in this Note or in any other Loan Document; or (ii) any breach of any agreement of the Maker made or contained or referred to in this Note; or (iii) any and all claims asserted against the Collateral and/or any Additional Collateral; or (iv) the Lender concerning the Loan and/or the Collateral and/or any Additional Collateral. Said indemnification shall include all claims, liabilities and causes of action asserted against the Lender. This provision shall supplement and be in addition to any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Note or any other Loan Document. It is intended that this provision and any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Note or any other Loan Document be as broad and inclusive as possible to fully protect the Lender.

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15.           THIRD PARTY CLAIMS. In the event that any claim or demand to which the Lender is entitled to indemnification is asserted by a third party, the Lender shall notify the Maker of the claim or demand, and the Maker shall undertake the defense thereof by counsel of its own choosing. In the event that the Maker fails to give the Lender notice of its agreement, as the indemnifying party, to defend within five (5) days after receipt of notice of the claim or demand, or thereafter fails to properly defend, the Lender may, by counsel of its own choosing, upon notice to the Maker, undertake the defense, compromise or settlement of such claim or demand on behalf of and for the account and risk of the Maker and at the Maker’s sole expense. This provision shall supplement and be in addition to any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Note or any other Loan Document. It is intended that this provision and any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Note or any other Loan Document be as broad and inclusive as possible to fully protect the Lender.

16.           LIMIT OF VALIDITY. If for any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the current limit of validity, but such obligation shall be fulfilled to the limit of validity. Any payments inadvertently charged to Maker or collected by Holder that would constitute interest in excess of any applicable legal limit shall be applied by Holder to the reduction of the unpaid principal amount due hereunder. It is the intention of Maker and Holder not to create any obligation in excess of the amount allowable by law. The provisions of this paragraph shall control every other provision of this Note.

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17.           NOTICES. All notices, demands, consents and requests which may be required to be given shall be in writing and shall be deemed to be properly given if delivered in person or mailed, certified mail, postage prepaid, or sent by Federal Express, UPS or similar carrier: (a) to Maker at 211 Warren Street, Newark, New Jersey 07103 or at such other place as Maker may from time to time designate by ten (10) calendar days' prior written notice to Holder at the place of payment of this Note; or (b) to Holder at the place of payment of this Note or at such other place as Holder shall designate from time to time. Notices, demands, consents and requests mailed or hereinafter provided to Maker shall be deemed effectively given on the earlier of three (3) business days after deposit or the date of actual delivery. Notice to the Note Holder shall not be deemed to have been given until actually received by the Note Holder. If any notice required by this Note is also required by applicable law, the applicable law requirement will satisfy the corresponding requirement under this Note. Rejection or refusal to accept or the inability to deliver because of changed address of which no notice was given shall not alter the effectiveness of the notice, demand, consent or request sent.

18.          ASSIGNMENT OF NOTE. This Note, the Assignments of the Collateral for this Note, any or all of the Loan Documents and any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced this Note may be transferred or assigned, in whole or in part, by the Lender to someone else. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the “Holder” or the “Note Holder.”

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A. The rights and remedies given in this Note to the Lender are also given to the Holder or Note Holder.

B. The rights and remedies given to the Lender in the Assignment, the Loan Documents and any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by this Note are also given to the Holder or Note Holder.

C. Maker understands and agrees that Maker will remain liable on this Note until it is paid in full.

19.           AMENDMENT. This Note may not be changed orally, but only by an agreement in writing signed by the party, against whom the enforcement of any waiver, change, modification or discharge is sought.

20.         GRAMMAR. Throughout this Note the masculine, the feminine and the neuter shall be interchangeable, and the singular and the plural shall be interchangeable, unless the context of this Note indicates otherwise.

21.           TERMS. The terms "Lender", "Maker", "Holder" and "Payee" as used herein shall include the Successors and Assigns of such party. The terms "Lender", "Holder" and "Payee" shall be interchangeable, unless the context of this Note indicates otherwise. The terms "Maker", “Payer” and “Borrower” shall be interchangeable, unless the context of this Note indicates otherwise. The terms “Collateral” refers to the proceeds from the sale of the Maker’s 2014 NJ Technology Business Tax Certificate.

SIGNED, SEALED AND DELIVERED by Maker, the day and year first above written.

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Witnessed or Attested by:		LENDER:

JAMES R. SOLAKIAN

		By:	(LS)
Name:	Dawn Em	James R. Solakian, Individually

BORROWER:

BIONEUTRAL GROUP, INC.

		By:	(LS)
Name:	Dawn Em	Mark Lowenthal, CEO

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COMMERCIAL LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated as of October 10, 2014, between BioNeutral Group, Inc., a New Jersey Corporation, with Executive Offices at 211 Warren Street, Newark, New Jersey 07103 (together with its Successors and Assigns, the "Borrower"); and JAMES R. SOLAKIAN, individually, with an address of 654 N. Meadow Drive, Bound Brook, New Jersey 08805 (together with its Successors and Assigns, the "Lender").

WHEREAS, the Borrower and the Lender agree to enter into this Loan and Security Agreement to provide for a Term Loan with the Lender (in the amount of $175,000.00);

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender, each party in consideration that the other join herein, and agree as follows:

ARTICLE I

AMOUNT AND TERMS OF TERM LOAN

Section 1.01. Term Loan. The Lender shall make a Term Loan to the Borrower in the original principal amount of exactly ONE HUNDRED SEVENTY FIVE THOUSAND ($175,000.00) U.S. DOLLARS (the "Term Loan" or the "Loan").

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Section 1.02. Repayment of Term Loan Principal. As set forth in the Note evidencing the Term Loan, the principal of the Term Loan shall be paid by (1) up to $250,000.00 of the $1,300,000.00 proceeds from the sale of the 2014 NJ Technology Business Certificate [assigned to the Lender by the Borrower (the “Collateral”)] is received by the Tax Transfer Corporation of New Jersey from the purchaser. The term the “Collateral” means up to $250,000.00 of the proceeds from the sale of the 2014 NJ Technology Business Certificate. (2) The Personal Guaranty and certified financial statement provide by Michael D. Francis. (See: Section 3.01. Grant of Security Interests).

Section 1.03 Payment of Term Loan Interest. Interest on the full amount of the principal shall be paid with loan principal. Prior to any Event of Default, interest on the outstanding principal balance of the Term Loan shall accrue at a twenty (20%) percent per annum rate. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Notwithstanding the foregoing, to the extent permitted by law, upon the occurrence of any Event of Default under this Agreement or if the Loan is not paid in full (including all outstanding principal, interest and other charges) by the Maturity Date or by the Collateral Payment Date (as defined in the Note), whichever is sooner, the rate of interest on the unpaid principal balance of the Term Loan shall be a twenty (20%) percent per annum rate ("Term Loan Default Interest Rate"). The Borrower acknowledges that (a) the Term Loan Default Interest Rate is a material inducement to the Lender to make the Term Note; (b) the Lender would not have made the Term Loan in the absence of the agreement of the Borrower to pay the Term Loan Default Interest Rate upon the occurrence of any Event of Default; (c) such Term Loan Default Interest Rate represents compensation to the Lender for the increased risk to the Lender that the Term Loan will not be repaid by the Borrower; and (d) the Term Loan Default Interest Rate is not a penalty and represents a reasonable estimate of (i) the cost to the Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Term Loan and (ii) compensation to the Lender for losses resulting from the Borrower's Default that are difficult to ascertain.

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Section 1.04. Fees. Borrower shall pay Lender’s Origination Fee of $26,250.00 on or before May 5, 2015. The Lender’s expenses of $2,500.00 for preparation of Loan Documents shall be paid upon signing of the Term Sheet to John A. Solakian.

Section 1.05. Loan Documents. The following documents and instruments evidencing or securing or concerning the Commercial Loan are collectively called the “Loan Documents”:

A.	The TERM SHEET.

B.	This COMMERCIAL LOAN AND SECURITY AGREEMENT.

C.	The PROMISSORY NOTE.

D.	COLLATERAL: Assignment Letter to Lender of up to $250,000.00 from the proceeds of the sale of the Maker’s 2014 NJ Technology Business Certificate. The Board of Directors of the Corporation has approved and duly notified New Jersey Tax Transfer Corporation to withhold an additional $100,000.00 in escrow until 90 days from the full repayment of this $175,000.00 loan to James R. Solakian from the $1,300,000.00 anticipated proceeds from the 2014 New Jersey Technology Business Tax Certificate.

E.	PERSONAL GUARANTY: Michael D. Francis will provide a personal guaranty and a certified financial statement which are to be incorporated into the Loan Documents and provide at closing to the Lender.

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F.	Corporate Resolution Authorizing: (1) the Loan; (2) the execution of all of the Loan Documents by the Corporation; (3) the Collateral consisting of the Assignment including direct payment of up to $250,000.00 from the proceeds of the sale of the 2014 NJ Technology Business Tax Certificate to Lender, and (4) the applicable Representations and Warranties and the Indemnity.

G.	Corporate Warranty that: (1) the Collateral is fully assignable free and clear of all liens and/or claims; (2) there is no pending material litigation against the Borrower, including its Divisions and Subsidiaries, if any; and (3) the Corporation will indemnity and hold harmless the Lender as to any and all claims asserted against: (a) the Collateral; and/or (b) the Lender concerning the Loan and/or the assignment of the Collateral.

H.	The CERTIFICATION OF BUSINESS PURPOSE OF BORROWER

I.	The COMPLIANCE AGREEMENT of BioNeutral Group, Inc.

The terms of each of the Loan Documents are specifically incorporated herein by reference. In addition, the terms of each of the Loan Documents are specifically incorporated by reference into each of the other Loan Documents.

ARTICLE II

LOAN PROCEEDS AND PAYMENTS

Section 2.01. Use of Loan Proceeds. The proceeds of the Term Loan shall be used by the Borrowers for working capital purposes in accordance with the cash flow projections provided by the Borrower and which are part of the Loan Documents and upon which the Lender has placed considerable reliance, especially with respect to the Projected Contract Receipts which are incorporated into these Loan Documents. (See: Exhibit A).

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Section 2.02. Payments. All payments of interest, principal and any other sum payable hereunder shall be made to the Lender, in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments, at the Lender's address of 654 N. Meadow Drive, Bound Brook, New Jersey 08805.

Section 2.03. Late Fee. If the entire amount of any required principal and/or interest is not paid in full within seven (7) days after the same is due, Borrower shall pay to Lender a late fee equal to five (5%) percent of the required payment. The purpose of the Late Charge to reimburse the Lender for the extra expense involved in handling delinquent payments. The Borrower acknowledges that: (a) the Late Charge is a material inducement to the Lender to make the Loan; (b) the Lender would not have made the Loan in the absence of the agreement of the Borrower to pay the Late Charge; (c) such Late Charge represents compensation to the Lender for the increased risk to the Lender that this Note will not be repaid by the Borrower; and (d) the Late Charge is not a penalty and represents a reasonable estimate of (i) the cost to the Lender in allocating Lender’s resources (both personal and financial) to the ongoing review, monitoring, administration and collection of this Note and (ii) compensation to the Lender for losses resulting from the Borrower 's default that are difficult to ascertain.

Section 2.04. Usury Limitation. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Lender to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

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ARTICLE III

GRANT OF SECURITY INTERESTS

Section 3.01. Grant of Security Interests. To secure payment and performance of the Term Loan and the Borrower’s obligations hereunder and as described in the Loan Documents, the Borrower hereby grants to the Lender the following:

(a)	ASSIGNMENT (the “Collateral”) of up to $250,000.00 from the net proceeds from the Borrower’s 2014 NJ Technology Business Certificate (the "Collateral"), as security for the performance by Maker of his obligations hereunder and as described in the Loan Documents. In addition to the "Collateral", the Board of Directors of the Corporation has approved and duly notified New Jersey Tax Transfer Corporation to withhold an additional $100,000.00 in escrow until 90 days from the full repayment of this $175,000.00 loan to James R. Solakian from the $1,300,000.00 anticipated proceeds from the 2014 New Jersey Technology Business Tax Certificate. All of the terms of said Assignment are specifically incorporated by reference into this Note and made a part of this Note. It is the intent of the parties that all amounts due and payable on this Loan be paid from said assigned $250,000.00 of the net proceeds of the 2014 NJ Technology Business Certificate proceeds, if not otherwise paid by the Maker.

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(b)	As further security for the loan, the Lender will accept the Personal Guaranty of Michael D. Francis, which guaranty and certified financial statement are to be incorporated into the Loan Documents and will be provided to the Lender at closing.

The Collateral, Personal Guaranty and the Assignment by Borrower are all material inducements to the Lender to make the Loan

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties. As a further inducement to the Lender to execute this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Lender as follows:

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Borrower has the corporate power and authority to enter into and perform this Agreement and the other Loan Documents, to enter into and perform all of the obligations required of the Borrower by all other instruments and other documents referred to herein to which it is a party, to fulfill its obligations set forth herein and therein, and to carry out the transactions contemplated hereby and thereby.

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(b) The execution, delivery and performance of this Agreement, the other Loan Documents and the other documents required to be executed by any Borrower pursuant hereto have been duly authorized by all necessary corporate action.

(c) That the Board of Directors of the Corporation has approved and duly notified New Jersey Tax Transfer Corporation of the assignment of the first $250,000.00 from the $1,300,000.00 anticipated proceeds from the 2014 New Jersey Technology Business Tax Certificate to Lender in accordance with the terms of a Promissory Note and LOAN AND SECURITY AGREEMENT and Assignment Letter to Tax Transfer Corporation of New Jersey, which have been agreed to by the parties and the Assignment of the 2014 NJ Technology Business Certificate proceeds, which assignment of the proceeds are fully assignable free and clear of all liens and/or claims.

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(d) That the Board of Directors of the Corporation has approved and duly notified New Jersey Tax Transfer Corporation to withhold an additional $100,000.00 in escrow until 90 days from the full repayment of this $175,000.00 loan to James R. Solakian from the $1,300,000.00 anticipated proceeds from the 2014 New Jersey Technology Business Tax Certificate to Lender in accordance with the terms of a PROMISSORY NOTE and LOAN AND SECURITY AGREEMENT and ASSIGNMENT LETTER to Tax Transfer Corporation of New Jersey, which have been agreed to by the parties.

(e) There is no pending material litigation against the Borrower including its divisions and subsidiaries, of which the Borrower is a Defendant.

(f) Prior to funding, Lender must be provided with a current budget of all uses of cash as presented in a monthly cash flow projection. Such monthly projections will be updated every two (2) weeks, beginning October 8, 2014 and sent to the Lender by email to jsolakian@aol.com and by US mail.

(g) The initial budget will be provided and approved by the Lender and will be incorporated into the Loan Documents.

(h) The Borrower and the Guarantor acknowledge the importance of the budget and that the Lender is placing reliance on the strict adherence of the planned expenditures to the actual expenditures.

(i) Borrower shall furnish a copy of the bi-weekly payroll register. Such register may be redacted as necessary to preserve confidentially of its employees.

(j) Borrower shall furnish a copy of a cash flow statement projecting the use of funds from the State of New Jersey Tax Credit sale.

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ARTICLE V

COVENANTS OF THE BORROWERS

Section 5.01. Affirmative Covenants. Without limiting any other covenants and provisions hereof, the Borrower covenants and agrees, jointly and severally, that so long as the Term Loan is in effect or any Loan is outstanding:

(a) (Payment of Loans) The Borrower will pay the principal of and interest on the Loans hereunder at the times and place and in the manner provided herein, and will promptly pay when due any and all other amounts owing to the Lender under this Agreement or any of the other Loan Documents, in respect of fees, reimbursement of expenses or otherwise.

(b) (Legal Existence and Qualification) The Borrower will preserve and maintain its corporate existence, rights, franchises, licenses and privileges and remain in good standing in the jurisdiction of its incorporation.

(c) (Compliance with Laws) The Borrower will comply with the requirements of all applicable laws, rules, regulations and the orders of any court or other tribunal or governmental or administrative authority or agency applicable to it or to its business, property or assets, all to the extent that failure to comply with any such laws, rules, regulations or orders could, singly or in the aggregate with all other such failures, have a material adverse effect on the business, prospects, condition or operations of any Borrower. Each Borrower will obtain and maintain all licenses, permits and permissions relating to its properties or business, failure to obtain or maintain which could, singly or in the aggregate with all other such failures, have a material adverse effect on the business, prospects, condition or operations of the Borrower.

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(d) (Closing Costs.) The Borrower shall pay all closing costs, including but not limited to legal, filing, and any other expense, with regard to the underlying transactions for the Loans.

(e) (Indemnification by Borrower.) The Borrower shall indemnify and hold harmless the Lender and the Lender’s Representatives from and against any liability, loss, claim, demand, damage, expense (including costs of investigation and defense and counsel fees and expenses) or diminution in value, arising from or in connection with: (i) any breach of any representation or warranty or indemnity of the Borrower made or contained in this Agreement or in any other Loan Document, or (ii) any breach of any agreement of the Borrower made or contained or referred to in this Agreement, or (iii) any and all claims asserted against the Collateral; or (iv) the Lender concerning the Loan and/or the Collateral. Said indemnification shall include all claims, liabilities and causes of action asserted against the Lender. This provision shall supplement and be in addition to any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Agreement or any other Loan Document. It is intended that this provision and any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Agreement or any other Loan Document be as broad and inclusive as possible to fully protect the Lender.

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(f) (Third Party Claims.) In the event that any claim or demand to which the Lender is entitled to indemnification is asserted by a third party, the Lender shall notify the Borrower of the claim or demand, and the Borrower shall undertake the defense thereof by counsel of its own choosing. In the event that the Borrower fails to give the Lender notice of its agreement, as the indemnifying party, to defend within five (5) days after receipt of notice of the claim or demand, or thereafter fails to properly defend, the Lender may, by counsel of its own choosing, upon notice to the Borrower, undertake the defense, compromise or settlement of such claim or demand on behalf of and for the account and risk of the Borrower and at the borrower’s sole expense. This provision shall supplement and be in addition to any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Agreement or any other Loan Document. It is intended that this provision and any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Agreement or any other Loan Document be as broad and inclusive as possible to fully protect the Lender.

ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

(a)	If Maker fails to pay within 7 days of the due date amounts payable hereunder; or

(b)	If Maker fails to perform or breaches any covenant, agreement or undertaking in or otherwise commits a default under this Agreement, the Note or any of the Loan Documents, or the assignment of the Collateral for this Note, as provided in this Agreement or in or under any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by same; or

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(c)	If any of the representations or warranties or assurances made or given by the Maker in this Agreement, the Note or any of the Loan Documents, or the Assignments of the Collateral, or in or under any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by same are false or untrue or misrepresented, in whole or in part; or

(d)	If any lien is placed on or any claim is made against the Collateral for the Note; or

(e)	The ownership or any part of the ownership of the Collateral for the Note is sold or transferred or changed for any reason; or

(f)	(i) The Borrower shall be dissolved or shall become bankrupt or shall cease paying its debts generally as they mature or shall make an assignment for the benefit of creditors; (ii) a trustee, receiver or liquidator shall be appointed for the Borrower or for a substantial part of the property of the Borrower; (iii) bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower under the laws of any jurisdiction (other than any involuntary proceedings which are instituted against the Borrower without their acquiescence, and which are dismissed of record within forty-five (45) days following the institution thereof); (iv) the Borrower shall convene or hold a meeting with its creditors to compromise or make similar arrangements with respect to its Indebtedness to such creditors; or (v) the Borrower or their respective directors, stockholders, officers or agents shall take any action to effect or commence any of the foregoing or with respect to any of the foregoing.

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Section 6.02. Rights and Remedies upon Default. Upon the occurrence of any Event of Default and at any time thereafter, in addition to any other rights and remedies available to the Lender hereunder or in any of the other Loan Documents or otherwise, the Lender may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

(a) Declare the entire unpaid principal amount of the Loan then outstanding, all interest accrued and unpaid with respect to any and all of the foregoing, and all other amounts payable under or with respect to this Agreement to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

(b) Enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy, and the Lender may recover damages caused by any breach by any Borrower of the provisions of this Agreement, including court costs, reasonable attorneys' fees and other costs and expenses incurred in the enforcement of the obligations of the Borrower hereunder.

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(c) Exercise all rights and remedies under this Agreement or the other Loan Documents, and any other agreement with the Borrower, and exercise all other rights and remedies which the Lender may have under applicable law.

(d) Exercise all rights and remedies provided in this Agreement, the other Loan Documents, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Borrower, except as such notice or consent is expressly provided for hereunder or required by applicable law.

ARTICLE VII

MISCELLANEOUS

Section 7.01. No Waiver Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise available to the Lender. Such remedies may be exercised without resort or regard to any other source of satisfaction of any liabilities of the Borrower to the Lender.

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Section 7.02. Amendments, Waivers and Consents. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally. No amendment or waiver of either any provision of this Agreement, or any consent to any departure by the Borrowers therefrom, shall be effective unless the same shall be signed by the Borrowers and the Lender. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In no event will any amendment, waiver or consent be deemed effective if the result of same is to decrease in any manner the compensation of the Lender or to increase in any manner the Lender's expenses, duties or responsibilities unless the Lender has, in each case, expressly assented thereto in writing.

Section 7.03. Addresses for Notices, etc. Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

If to the Borrower:

BioNeutral Group, Inc.

211 Warren Street

Newark, New Jersey 07103

If to the Lender:

James R. Solakian

654 N. Meadow Drive

Bound Brook, New Jersey 08805

or, as to each of the foregoing, to such other address as shall be designated by such Person in a written notice to the other parties, complying as to delivery with the provisions of this Section.

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All notices, demands, consents and requests which may be required to be given shall be in writing and shall be deemed to be properly given if delivered in person or mailed, certified mail, postage prepaid, or sent by Federal Express, UPS or similar carrier. Notices, demands, consents and requests mailed or hereinafter provided to Borrower shall be deemed effectively given on the earlier of three (3) business days after deposit or the date of actual delivery. Notice to the Lender shall not be deemed to have been given until actually received by the Lender. If any notice required by this Note is also required by applicable law, the applicable law requirement will satisfy the corresponding requirement under this Note. Rejection or refusal to accept or the inability to deliver because of changed address of which no notice was given shall not alter the effectiveness of the notice, demand, consent or request sent.

Section 7.04. Binding Effect; Assignment. This Agreement shall be binding upon each of the Borrower and their respective Successors and Assigns, and shall inure to the benefit of the Borrower, the Lender, and their permitted Successors and Assigns. The Lender may enforce any of the provisions of this Agreement, the Note and the other Loan Documents against any one or more of the Borrowers (if more than one) who sign such Loan Documents or their Successors and Assigns. No Borrower may assign this Agreement or any rights hereunder without the express written consent of the Lender. The Lender may, in accordance with applicable law, sell to one or more Persons, banks or other entities participating in all or a portion of the Lender's rights and obligations under this Agreement.

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Section 7.05. Consent to Jurisdiction and Governing Law. This Agreement is made and delivered in, and shall be governed by, enforced under and interpreted in accordance with the laws of the State of New Jersey. The Borrower hereby submits to the exclusive jurisdiction of the courts of the State of New Jersey located in Hunterdon County solely in respect of the interpretation and enforcement of the provisions of this Agreement and the other documents/instruments comprising the Loan Documents and any of the Loan Documents and of any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by the Note, and hereby waives and agrees not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of the Note and/or the other documents/instruments comprising the Loan Documents that Borrower is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that his property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, suit or proceeding is improper.

The Borrower and the Lender, upon advice from their respective counsel, hereby intentionally, knowingly, voluntarily, expressly and mutually waive the right to trial by jury of any claim, demand, action or cause of action: (1) arising under the Loan Documents; or (2) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to the note or the loan transaction related hereto in each case whether now existing or hereafter arising and whether in contract or tort or otherwise, and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any party to this Agreement may file this Agreement or a copy thereof with any court as written evidence to the consent of the parties hereto to the waiver of their right to a trial by jury.

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Section 7.06. Severability. In the event that any provision of this Agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid or unenforceable shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 7.07. Headings. Article and Section headings in this Agreement and any table of contents are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.08. Integration. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Lender.

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Section 7.09. Relationship of the Parties. It is hereby acknowledged by the Lender and the Borrower that the relationship between them created hereby and by the other documents/instruments comprising part of the Loan Documents is that of creditor and debtor and is not intended to be and shall not in any way be construed to be that of a partnership, a joint venture, or principal and agent; and it is hereby further acknowledged that disbursement of any Loan Proceeds to anyone other than Borrower pursuant to the terms, covenants and conditions of this Agreement shall not be deemed to make Lender a partner, joint venturer, or principal or agent of Borrower, but rather shall be deemed to be solely for the purpose of protecting Lender's security for the indebtedness evidenced by the Note and other indebtedness of Borrower to Lender.

Section 7.10. No Third-Party Beneficiaries. No one other than the parties hereto, their respective Successors and Assigns, shall have any rights hereunder as a third-party beneficiary or otherwise.

Section 7.11 Compliance. The Borrower agrees, if requested by Lender or any Agent for Lender, to the following:

                (a) To fully cooperate and adjust for clerical errors, any or all Loan Documents as Defined in this Agreement and any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to correct, record, sell, convey, seek guaranty, insure or market the Loan to any entity or investor.

                (b) Upon demand of Lender, to do any act or execute any additional documents as may be required by Lender to confirm or further secure the Lender's lien(s) or security interest(s).

                (c) To comply with all above requests/demands by the Lender within (5) days from date of mailing of said requests. The Borrower agrees to assume all costs including, by way of illustration and not limitation, actual expenses, legal fees and related losses for failing to comply with correction requests in the above noted time period.

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(d) To receive by email to jsolakian@aol.com monthly financial statements as available including a Balance Sheet and Statement of Operations for the last completed fiscal month. Such financial statement shall be furnished on or before October 27, 2015 and November 26, 2014, which dates may be subject to change.

Section 7.12. Grammar. Throughout this Agreement the masculine, the feminine and the neuter shall be interchangeable, and the singular and the plural shall be interchangeable, unless the context of this Agreement indicates otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized, as of the date first above written.

Witnessed or Attested by:		LENDER:

JAMES R. SOLAKIAN

		By:	(LS)
Name: Dawn Em		James R. Solakian, Individually

Date: October 10, 2014

Witnessed or Attested by:		BORROWER:

BIONEUTRAL GROUP, INC.

		By:	(LS)
Name:	Dawn Em	Mark Lowenthal, CEO

Date: October 10, 2014

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